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                                                                     EXHIBIT (p)




















                                 CODE OF ETHICS
                            OF FORTIS ADVISERS, INC.
                                 AND AFFILIATES
                          ADOPTED ON SEPTEMBER 30, 1999


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                                 CODE OF ETHICS
                     OF FORTIS ADVISERS, INC. AND AFFILIATES

                                TABLE OF CONTENTS



How does the Code of Ethics prevent insider trading?.........................3

Why do we have a Code of Ethics that places limitations on our employees" and directors' abilities to buy and sell securities for their own accounts?..5

Who has to comply with the Code?.............................................5

What securities are subject to the Code?.....................................6

What securities/transactions are exempt from the Code?.......................6

Who are Access Persons and Investment Persons under the Code?................8

How do I determine whether I'm an Access Person or an Investment Person?.....9

What are Independent Directors required to do under the Code? ...............9

What are Access Persons required to do under the Code?......................10

What are Investment Persons required to do under the Code? .................15

What additional requirements are there if I'm a registered representative with Fortis Investors, Inc.?................................................21

What are my quarterly reporting requirements under the Code?................22

How do we use the information we collect?...................................23

How do we handle violations of the Code?....................................24


EXHIBITS


Exhibit A   Pre-clearance Request Forms
Exhibit B   Request for Duplicate Confirmations & Periodic Statements
Exhibit C   Annual Certification of Compliance
Exhibit D   Personal Securities Holdings Report
Exhibit E   Quarterly Report of Securities Trades
Exhibit F   Authorization Request to Open New Account


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HOW DOES THE CODE OF ETHICS PREVENT INSIDER TRADING?

1.   Insider Trading Prohibition. You may not:

     o trade in a security for your own account, the account of others, Fortis Funds, or other managed accounts of Fortis Advisers, Inc. ("Advisers") while in possession of material, non-public information regarding the security. Other managed accounts of Advisers include annuity, pension and general accounts;

     o reveal to any person contemplated or completed securities trades of a Fortis Fund or other managed account of Advisers, except in the performance of your duties, unless such information is already a matter of public knowledge;

     o provide material, non-public information regarding a security to others, except in the performance of your duties;

     o recommend the purchase or sale of a security while in possession of material, non-public information regarding the security; or

     o    assist someone in any of the above activities.

     To prevent insider trading you should protect all material, non-public information in your possession. For example, you should lock up files and restrict access to computer files containing material, nonpublic information.

2.   Definition of Material, Nonpublic Information.

     o Material. Generally, material information is (1) information on which reasonable investors rely in making purchase or sale decisions or (2) information that is reasonably certain to have a substantial effect on the price of a company's securities. Material information often includes dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation and extraordinary management developments.



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     o    Nonpublic. Information is nonpublic until it has been effectively communicated to the marketplace. You should be able to point to some fact to show that the information is public. For example, you should be able to show that the information was in a report filed with the SEC or a publication such as the Wall Street Journal.

     If you have further questions regarding what is material, non-public information, you should contact the legal department.


3. Detection of Insider Trading. To detect insider trading, the legal department of Advisers will:

     o review the trading activity reports filed by each Access Person and Investment Person; and

     o review the trading activity of Advisers, Fortis Investors, Inc., and Fortis Funds.

4. Prevention of Insider Trading. To prevent insider trading, the legal department will:

     o    take appropriate measures to familiarize all employees with the Code;

     o    answer questions regarding the Code;

     o    resolve issues of whether information is material and/or nonpublic;
          and

     o    review and update the Code as necessary.

5. Penalties for Insider Trading. If you violate insider trading laws, you may be subject to some or all of the following penalties, even if you do not personally benefit from the violation: injunctions; monetary damages; surrender of profits; criminal fines; and jail. We may impose additional penalties. Please see "How do we handle violations of the Code?" for further information.

6. Code of Conduct. Please see Fortis, Inc. and Affiliates Policy Statement on Employee Conduct and Supplemental Policy Statement on Management Conduct ("Code of Conduct") for further restrictions on insider trading. If you would like a copy of the Code of Conduct, please contact the legal department.



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WHY DO WE HAVE A CODE OF ETHICS THAT PLACES LIMITATIONS ON OUR EMPLOYEES' AND
DIRECTORS' ABILITIES TO BUY AND SELL SECURITIES FOR THEIR OWN ACCOUNTS?

     Advisers, Fortis Investors, Inc. and Fortis Funds are required by federal law(1) to adopt a Code of Ethics (the "Code") designed to prevent:

     o investment activities by persons with access to certain information that might be harmful to Fortis Funds or other managed accounts of Advisers;

     o persons from illegally profiting from their relationship with Fortis Funds or other managed accounts of Advisers; and

     o    insider trading.

To meet the requirements of these laws, a majority of the independent directors of Fortis Funds approved the Code.

      Fortis employees and directors should at all times place the interests of the shareholders of Fortis Funds first. All personal securities trades should be conducted in compliance with the Code and in such a manner as to avoid an actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. In summary, employees and directors should not take inappropriate advantage of their positions.

      You should read the Code and keep a copy of it in your files. After reading the Code, you should execute the acknowledgment attached to the back of the Code and return it to the legal department.

WHO HAS TO COMPLY WITH THE CODE?

If you are an Access Person, an Investment Person or an Independent Director of Fortis Funds, you must comply with the Code. In addition, persons or entities over which you could be expected to exercise influence or control are subject to the Code. Examples of these persons or entities include(2):


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     o    your spouse;

     o    your minor children;

     o other persons sharing your household continuously for a period of at least 1 year; and/or

     o any entity or person (including partnership, corporation or trust) for whom you provide investment advice or make investment decisions.

Please see "Who are Access Persons and Investment Persons under the Code?" for more information.

WHAT SECURITIES ARE SUBJECT TO THE CODE? All securities which may be purchased by Fortis Funds are subject to the Code.

WHAT SECURITIES/TRANSACTIONS ARE EXEMPT FROM THE CODE?

1. Exemption from Pre-clearance and Reporting Requirements. You do not have to pre-clear or report the following securities or transactions:

     o securities issued or guaranteed by the U.S. government or its agencies or instrumentalities;

     o    bankers' acceptances;

     o    bank certificates of deposit and time deposits;

     o    commercial paper;

     o    repurchase agreements;

     o    stock splits or stock dividends;

     o shares of registered open-end investment companies other than Fortis Funds; and

     o    shares of money market funds including Fortis Money Fund.

2. Exemption from Pre-clearance Requirements. The following transactions do not need pre-clearance but must be reported:


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     o    purchases of securities through automatic dividend reinvestment. You do not need to report these purchases if we receive duplicate confirmations showing your purchases through automatic dividend reinvestment;

     o purchases of securities through automatic payroll deduction, such as contributions to your 401(k). You do not need to report these purchases if we receive duplicate confirmations from your broker showing your purchases through automatic payroll deduction;

     o    gifts of securities;

     o any securities trade, or series of related trades, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than US $1 billion;

     o securities purchased or sold for your account when you have demonstrated that you have given discretionary authority to a third party who is not an Access Person or Investment Person or otherwise affiliated with Fortis Funds or the Fortis organization. You cannot give discretionary authority to a broker who participates in Fortis Fund transactions;

     o securities trades in Fortis Funds. You do not need to report securities trades in the Fortis Money Fund.

3. Exemption from Reporting Requirements. If you are an Access Person or Investment Person, you are not required to file a report for any trades in an account over which you do not have any direct or indirect influence or control.


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WHO ARE ACCESS PERSONS AND INVESTMENT PERSONS UNDER THE CODE?

1.    Access Persons include:

     o Any officer or director of Fortis Funds or Advisers (except Independent Directors of Fortis Funds);

     o    Any officer or director of Fortis Investors, Inc. who:

          >> makes, participates in or obtains information regarding the purchase or sale of securities by Fortis Funds; or

          >> makes any recommendation to Fortis Funds regarding the purchase or sale of securities;

     o Any employee of Fortis Funds or Advisers (or any company in a control relationship with Fortis Funds or Advisers):

          >> who makes, participates in, or obtains information regarding the purchase or sale of securities by Fortis Funds; or

          >> whose job responsibilities relate to the making of any recommendations with respect to the purchase or sales of securities by Fortis Funds.

Examples of departments of persons typically classified as Access Persons:
Mutual Fund Accounting, Legal, Mortgages, and Equity Real Estate of Advisers and Investment Accounting of Fortis, Inc.


2.   Investment Persons include:

     o any employee of Fortis Funds or Advisers (or of any company in a control relationship with Fortis Funds or Advisers i.e. Fortis, Inc.) who makes or participates in making recommendations regarding the purchase or sale of securities by Fortis Funds (i.e. portfolio managers and employees who provide information and advice to a portfolio manager or who help execute a portfolio manager's decisions, such as securities analysts and traders); and


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     o    any person in a control relationship with Fortis Funds or Advisers who obtains information concerning recommendations regarding the purchase or sale of securities by Fortis Funds.

Examples of departments of persons typically classified as Investment Persons include: Fixed Income, Equity, Administration, and Quantitative Analysis Departments (including Administrative Assistants) of Advisers.

HOW DO I DETERMINE WHETHER I'M AN ACCESS PERSON OR AN INVESTMENT PERSON?

     The legal department of Advisers in consultation with the head of your department determines whether you are an Access Person or an Investment Person based upon your job responsibilities. When the legal department sends you a copy of the Code, the cover letter will indicate whether you are an Access Person or an Investment Person. In addition, each quarter the legal department will send you a quarterly report of securities trades indicating whether you are an Access Person or Investment Person. If you have any questions regarding your classification, you should contact the legal department. Please see "Who are Access Persons and Investment Persons under the Code?" for additional information.

WHAT ARE INDEPENDENT DIRECTORS REQUIRED TO DO UNDER THE CODE?

1. Annual Certification of Compliance. You must sign an annual certification of compliance provided by the legal department at the end of each calendar year. It certifies that you:

     o    read and understand the Code;

     o acknowledge that you are subject to the terms of the Code as an Independent Director;

     o disclosed or reported all personal securities trades required to be disclosed or reported pursuant to the Code; and

     o    to the best of your knowledge you complied with the Code.

Please see Exhibit C for a blank annual certificate of compliance.


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2.   Reporting Requirements. If you are an Independent Director of a Fortis
     Fund, you must report a trade if you, at the time of the trade, knew or, in the ordinary course of fulfilling your duties as a director of a Fortis Fund, should have known that, during the 15 day period immediately preceding the date of the trade, the security was purchased or sold by the Fortis Fund or was being considered for purchase or sale by the Fortis Fund.

     To report a trade, you must submit a quarterly report to the legal department no later than ten (10) calendar days after the end of each calendar quarter. Please see Exhibit E for a blank quarterly report of securities trades. Your report must contain all information required by the form including:


     o The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

     o The nature of the transactions (i.e., purchase, sale, or any other type of acquisition or disposition);

     o    The price at which the transaction was effected; and

     o The name of the broker, dealer, or bank with or through whom the transaction was effected.

WHAT ARE ACCESS PERSONS REQUIRED TO DO UNDER THE CODE? If you are an Access Person, you must comply with the following requirements.

1. Exercise Your Best Judgment. You should not engage in any personal securities transaction that you know will be detrimental to the best interests of any Fortis Fund. You should also not consider your personal financial situation in connection with decisions regarding Fortis Fund portfolio transactions.

2. Personal Securities Trades. Margin and naked option trading are relatively risky methods of


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     investing that can create particular problems for financial service employees. For this reason, we urge you to avoid margin and naked option trading. Before engaging in options and futures transactions, you should understand the impact that the 60 day rule may have on your ability to close out a position with a profit. Please see "Short Term Profits" in this section for further information. When you buy or sell securities, you should:

     o not trade a security subject to the Code for your own account within a 7 calendar day period before or after a Fortis Fund trades that same security. Please see "What securities are subject to the Code?" and "What securities/transactions are exempt from the Code?"; and

     o disclose your ownership of a security to the legal department if you are recommending that a Fortis Fund trade the security.

3.   Pre-clearance of Personal Securities Trades.

     o Exemption from Pre-clearance Requirements. You must obtain pre-clearance for securities subject to the Code (i.e. the securities that can be purchased by Fortis Funds). Please see "What securities/transactions are exempt from the Code?" to determine whether your transactions are exempt from the pre-clearance requirements of the Code.

     o Pre-clearance Request. Prior to buying or selling securities for your own account, you must complete a pre-clearance request form for the trade. The form may include more than one proposed trade. Please see Exhibit A for blank pre-clearance request forms for equity and fixed income trades. The pre-clearance request must include your name, the date, the name of the security, the CUSIP number of the security, whether you are buying or selling securities, and whether the trade is an IPO or private placement. If you do not know to whom you should submit your request, you should contact the legal department.



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     o    Where to Submit Request. For equity trades, the form may be delivered or faxed to the equity traders. For fixed income trades, the form may be delivered or faxed to the designated fixed income portfolio manager or fixed income trading supervisor. You may also request pre-clearance via e-mail to the individuals listed above. If you do not know to whom you should submit your request, you should contact the legal department.

     o Deadline for Pre-clearance Request. The pre-clearance request must be received by 12:00 noon eastern time for same day approval. If received after noon, you will receive a response to your pre-clearance request on the following business day. It is highly recommended that you submit your pre-clearance request before 9:00 a.m. eastern time so that the trade may be reviewed at regular daily morning meetings of the investment staffs. Early submission will expedite the approval process for your trade.

     o Approval of Trade. The person reviewing your request will verify with mutual fund accounting that there have been no buy or sell orders by Fortis Funds for the security you are proposing to trade within the past 7 calendar days. We will not consider or review the trading activity of any of the sub-advised funds of Adviser's when determining whether to approve your request.

               Each portfolio manager will be contacted to determine whether or not they intend to trade in that security within the next 7 calendar days. If a portfolio manager is traveling, the person reviewing the request must make a reasonable attempt to contact the portfolio manager by phone, voice mail or e-mail. If the portfolio manager cannot be contacted, the person reviewing the request must make a decision based upon his/her knowledge of the portfolio and its trading activity. If a portfolio


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          manager expects to trade the security in the next 7 calendar days, your request will be denied.


               The person reviewing your request will determine and inform you by phone or e-mail whether your requested trade was approved or denied. If your request is approved and Fortis Funds trade in the security within the next 7 calendar days following the approval, the reason for the trade must be noted on the pre-clearance request form and the trade ticket.


     o Expiration of Approval. The approval of your personal securities trade will be effective for 7 calendar days from and including the date of the approval. For example, if your request is approved on Tuesday, the approval would expire at the close of business on the following Monday. If you do not execute the trade within 7 calendar days, you must submit a new pre-clearance request form to receive approval. If your request is denied, you must submit a new pre-clearance request form to receive approval.

     o Recordkeeping. Once a request is approved or denied, the pre-clearance request form must be signed by the person reviewing the request on the appropriate approval or denial line. If the request is denied, the person reviewing the request must note the reason for the denial on the pre-clearance request form. The person reviewing the request will log the request into a pre-clearance control log. The equity and fixed income departments will maintain separate pre-clearance control logs for equity and fixed income trades. At the end of each calendar quarter, the equity and fixed income departments will forward the pre-clearance control logs to the legal department. All pre-clearance request forms will be maintained by the fixed income and equity departments for 5 years. All pre-clearance control logs will be maintained by the legal department for 5 years.


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4.   Short Term Profits. You may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) security subject to the Code within 60 calendar days if the security was held by Fortis Funds during the 60-day period. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. If you obtain a short term profit from the securities trade, you must surrender the profits on a prorata basis to the appropriate Fortis Funds.

5. Reporting Requirements. Please see "What are my reporting requirements if I'm an Access Person or an Investment Person?" for further information.

6. Annual Certification of Compliance. You must sign an annual certification of compliance provided by the legal department at the end of each calendar year. It certifies that you:

     o    read and understand the Code;

     o acknowledge that you are subject to the terms of the Code as an Access Person;

     o disclosed or reported all personal securities trades required to be disclosed or reported pursuant to the Code; and

     o    to the best of your knowledge, you complied with the Code.

Please see Exhibit C for a blank annual certificate of compliance.

7. Gifts. You may not accept any gifts worth more than $100 from any business contacts of Advisers, Fortis Investors, Inc., or Fortis Funds. Gifts include cash, gift certificates, merchandise, use of property or facilities for weekends, vacations, trips, etc. Gifts do not include business dinners or entertainment, or promotional items (e.g. pens, mugs, caps, T-shirts, etc.) which are consistent with customary business practices in the industry. Please see Fortis, Inc. and Affiliates Policy Statement on Employee Conduct and Supplemental Policy Statement on Management Conduct ("Code of Conduct") for further restrictions on gifts. If you would like a copy of the Code of Conduct, please contact the legal department.



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WHAT ARE INVESTMENT PERSONS REQUIRED TO DO UNDER THE CODE? If you are an
Investment Person, you must comply with the following requirements.


1. Exercise Your Best Judgment. You should not engage in any personal securities transaction that you know will be detrimental to the best interest of any Fortis Fund. You should use your best judgment in effecting, or failing to effect, any Fortis Fund trade. You should not consider your personal financial situation in connection with decisions regarding Fortis Fund portfolio transactions.

2. Personal Securities Trades. Margin and naked option trading are relatively risky methods of investing that can create particular problems for financial service employees. For this reason, we urge you to avoid margin and naked option trading. Before engaging in options and futures transactions, you should understand the impact that the 60 day rule may have on your ability to close out a position with a profit. Please see "Short Term Profits" in this section for further information. When you buy or sell securities, you should:

     o not trade a security subject to the Code for your own account within a 7 calendar day period before or after a Fortis Fund trades that same security. Please see "What securities are subject to the Code?" and "What securities/transactions are exempt from the Code?": and

     o disclose your ownership of a security to the legal department if you are recommending that a Fortis Fund trade the security.

3.   Pre-clearance of Personal Securities Trades.

     o Exemption from Pre-clearance Requirements. You must obtain pre-clearance for securities subject to the Code (i.e., the securities that can be purchased by Fortis Funds). Please see "What securities/transactions are exempt from the Code?" to


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          determine whether your transactions are exempt from the pre-clearance requirements of the Code.

     o Pre-clearance Request. Prior to buying or selling securities for your own account, you must complete a pre-clearance request form for the trade. The form may include more than one proposed trade. Please see Exhibit A for blank pre-clearance request forms for equity and fixed income trades. The pre-clearance request must include your name, the date, the name of the security, the CUSIP number of the security, whether you are buying or selling securities, and whether the trade is an IPO or private placement.

     o Where to Submit Request. For equity trades, the form may be delivered or faxed to the equity traders. For fixed income trades, the form may be delivered or faxed to the designated fixed income portfolio manager or fixed income trading supervisor. You may also request pre-clearance via e-mail to the individuals listed above.

               If the designated fixed income portfolio manager requests pre-clearance for fixed income securities, the portfolio manager may not approve his/her own request. The request must be delivered, faxed or e-mailed to the fixed income trading supervisor, or in his/her absence, to the head of the fixed income department.

               If the fixed income trading supervisor requests pre-clearance for fixed income securities, the fixed income trading supervisor may not approve his/her own request. The request must be delivered, faxed or e-mailed to the designated fixed income portfolio manager, or in his/her absence, to the head of the fixed income department.

               If an equity trader requests pre-clearance for equity securities, the trader may not approve his/her own request. The request must be delivered, faxed or e-mailed to another trader, or in that trader's absence, to the head of the equity department.

               If you do not know to whom you should submit your request, you should contact the legal department.



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     o    Deadline for Pre-clearance Request. The pre-clearance request must be received by 12:00 noon eastern time for same day approval. If received after noon, you will receive a response to your pre-clearance request on the following business day. It is highly recommended that you submit your pre-clearance request before 9:00 a.m. eastern time so that the trade may be reviewed at regular daily morning meetings of the investment staffs. Early submission will expedite the approval process for your trade.

     o Approval of Trade. The person reviewing your request will verify with mutual fund accounting that there have been no buy or sell orders by Fortis Funds for the security you are proposing to trade within the past 7 calendar days. We will not consider or review the trading activity of any of the sub-advised funds of Adviser's when determining whether to approve your request.

               Each portfolio manager will be contacted to determine whether or not they intend to trade in that security within the next 7 calendar days. If a portfolio manager ...is traveling, the person reviewing the request must make a reasonable attempt to contact the portfolio manager by phone, voice mail or e-mail. If the portfolio manager cannot be contacted, the person reviewing the request must make a decision based upon his/her knowledge of the portfolio and its trading activity. If a portfolio manager expects to trade the security in the next 7 calendar days, your request will be denied.

               The person reviewing your request will determine and inform you by phone or e-mail whether your requested trade was approved or denied. If your request is approved and Fortis Funds trade in the security within the next 7 calendar days following the approval, the reason for the trade must be noted on the pre-clearance request form and the trade ticket.



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     o    Expiration of Approval. The approval of your personal securities trade will be effective for 7 calendar days from and including the date of the approval. For example, if your request is approved on Tuesday, the approval would expire at the close of business on the following
          Monday. If you do not execute the trade within 7 calendar days, you must submit a new pre-clearance request form to receive approval. If your request is denied, you must submit a new pre-clearance request form to receive approval.

     o Recordkeeping. Once a request is approved or denied, the pre-clearance request form must be signed by the person reviewing the request on the appropriate approval or denial line. If the request is denied, the person reviewing the request must note the reason for the denial on the pre-clearance request form. The person reviewing the request will log the request into a pre-clearance control log. The equity and fixed income departments will maintain separate pre-clearance control logs for equity and fixed income trades. At the end of each calendar quarter, the equity and fixed income departments will forward the pre-clearance control logs to the legal department. All pre-clearance request forms will be maintained by the fixed income and equity departments for 5 years. All pre-clearance control logs will be maintained by the legal department for 5 years.

4. Prohibition Against Trading For Managed Portfolios. If a portfolio manager makes a personal securities trade, he/she may not trade in that security for any of his/her managed portfolios for 7 calendar days without obtaining a waiver. If the portfolio manager demonstrates that this restriction will have a negative impact on the portfolio, the head of the equity department for equity trades or the head of the fixed income department for fixed income trades, and in their absence, the legal department or the investment compliance department, may waive this restriction. The reason

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     for the waiver must be clearly documented on the trade ticket and portfolio manager's pre-clearance request form.


5. Short Term Profits. You may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) security subject to the Code within 60 calendar days if the security was held by Fortis Funds during the 60-day period. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. If you obtain a short term profit from the securities trade, you must surrender the profits on a prorata basis to the appropriate Fortis Funds.

6. Initial Public Offering Prohibition. You may not buy equity or fixed income securities subject to the Code which are part of an initial public offering.


7.   Private Placements Limitations.


     o Approval. You may not purchase or sell securities subject to the Code offered through a private placement without the express prior approval of the legal department. In reviewing your request, the legal department will consider, among other factors, whether the investment opportunity should be reserved for a Fortis Fund and its shareholders, and whether the opportunity is being offered to you because of your position with Advisers, Fortis Investors, Inc., or Fortis Funds. If the same company offers you another opportunity to invest in a private placement in the future, you will need to seek the approval of the legal department.

     o Disclosure. If you receive approval, you must disclose your investment through the private placement to the legal department.

     o Review of Fortis Fund Purchase. If you buy shares of a company through a private placement and recommend that a Fortis Fund invest in the same company's securities, then another Investment Person with no personal interest in the company must review the Fortis Fund's proposed purchase.

8. Reporting Requirements. Please see "What are my reporting requirements if I'm an Access Person or an Investment Person?" for further information.

9. Annual Certification of Compliance. You must sign an annual certification of compliance for Advisers provided by the legal department at the end of each calendar year. It certifies that you:

     o    read and understand the Code;

     o acknowledge that you are subject to the terms of the Code as an Investment Person;

     o disclosed or reported all personal securities trades required to be disclosed or reported pursuant to the Code; and

     o    to the best of your knowledge, you complied with the Code.

Please see Exhibit C for a blank annual certificate of compliance.

10. Gifts. You may not accept any gifts worth more than $100 from any business contacts of Advisers, Fortis Investors, Inc., or Fortis Funds. Gifts include cash, gift certificates, merchandise, use of property or facilities for weekends, vacations, trips, etc. Gifts do not include business dinners or entertainment, or promotional items (e.g. pens, mugs, caps, T-shirts, etc.) which are consistent with customary business practices in the industry. Please see Fortis, Inc. and Affiliates Policy Statement on Employee Conduct and Supplemental Policy Statement on Management Conduct ("Code of Conduct") for further restrictions on gifts. If you would like a copy of the Code of Conduct, please contact the legal department.


11. Service as Director. Investment Persons may not serve as a director of a publicly traded company without the prior consent of the Chief Executive Officer of Advisers. The Chief Executive Officer will not provide such authorization unless he or she, in consultation with the legal department, finds that serving as a director would not be inconsistent with interests of Fortis Funds and their shareholders. Fortis Funds may not invest in the securities of a such publicly traded company while an Investment Person is serving as a director unless the Chief Executive Officer and President of Advisers approve the trade. Please see Fortis, Inc. and Affiliates Policy Statement on Employee Conduct and Supplemental Policy Statement on Management Conduct ("Code of Conduct") for further restrictions on serving as a director. If you would like a copy of the Code of Conduct, please contact the legal department.


WHAT ADDITIONAL REQUIREMENTS ARE THERE IF I'M A REGISTERED REPRESENTATIVE WITH FORTIS INVESTORS, INC.?

1. Initial Public Offerings. If you are a registered representative of Fortis Investor's Inc., you and your immediate family are prohibited from purchasing initial public offerings. This prohibition exists whether or not you are an Access Person or an Investment Person. Immediate family members include parents, mother-in-law, father-in-law, husband, wife, brother, sister, brother-in-law, sister-in-law, son, daughter, son-in-law, daughter-in-law, and any other person who is supported, directly or indirectly, by the buyer of the securities.


2. Authorization to Open New Account. If you are a registered representative of Fortis Investor's Inc., you must provide written notice disclosing your association with Fortis Investors, Inc. to other broker/dealers or financial institutions with whom your opening your account. You must also submit a written authorization request to Fortis Investor's Inc. prior to opening or trading in a securities account with another NASD member firm. You do not need to submit an authorization request for accounts with only mutual funds or life insurance contracts. The name and address of the other broker/dealer or financial institution must be included on the authorization request. Please see Exhibit F for an example of an authorization request. Fax the completed authorization request to the Fortis Compliance Department at (651) 738-5262. Upon receipt, we will forward the appropriate authorization to the NASD member firm opening your account. If you have questions regarding the authorization request, please contact the Fortis Investors, Inc.'s Compliance Department at (800) 800-2638, extension 3180.

WHAT ARE MY REPORTING REQUIREMENTS IF I'M AN ACCESS PERSON OR AN INVESTMENT PERSON? In addition to the following information that you must provide, we reserve the right to request additional information regarding your personal securities transactions.

1. Exemption from Reporting Requirements. Please see "What securities/transactions are exempt from the Code?" to determine whether your transactions are exempt from the reporting requirements of the Code.


2. Personal Securities Holdings Report. You must submit to the legal department a report of all securities subject to the Code owned (1) in your name and (2) in accounts over which you could be expected to exercise influence or control within 10 calendar days after becoming an Access Person or an Investment Person. You must continue to submit these reports within 10 calendar days after the end of each calendar year thereafter. Please see "Who has to comply with the Code?" to determine the accounts over which you could be expected to exercise influence or control and Exhibit D for a blank personal securities holdings report.

3. Confirmations and Periodic Statements. You must instruct your broker to send a duplicate copy of every confirmation of your personal securities trades and securities trades for accounts over which you could be expected to exercise influence or control. The duplicate copy should be addressed to the legal department and mailed at the same time your confirmation is mailed. You must also direct your broker to provide duplicate copies of any periodic statements on any of your accounts to the legal department of Advisers. Please see "Scope of Reports, Confirmations and Periodic Statements" to determine the accounts over which you could be expected to exercise influence or control and Exhibit B for a form of request for duplicate confirmations and periodic statements.

4. Quarterly Reports. You must submit quarterly reports to the legal department no later than ten (10) calendar days after the end of each calendar quarter. Please see Exhibit E for a blank quarterly report of securities trades. Your report must contain all information required by the form. If you did not buy or sell securities during the quarter, you should indicate that information in the report. If you did buy or sell securities during the quarter, the report should contain the following information:

     o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

     o The nature of the transactions (i.e., purchase, sale, or any other type of acquisition or disposition);

     o    The price at which the transaction was effected; and

     o The name of the broker, dealer, or bank with or through whom the transaction was effected.

5. Reports of Violations. You must promptly report to the legal department any trade which is, or might appear to be, in violation of the Code. Your report should contain the same information required in quarterly reports.


HOW DO WE USE THE INFORMATION WE COLLECT?

1. Annual Report for Board of Directors. Prior to February 1 of each year, the legal department will prepare an annual report regarding the Code for the Board of Directors. The report will:

     o summarize existing procedures regarding personal securities trades and any changes in the procedures within the past year;

     o describe in detail violations of the Code and remedial actions taken for violations for the prior calendar year;

     o include significant conflicts of interest that arose involving personal investment policies of the organization, even if the conflicts did not result in a violation of the Code.

     o identify any recommended changes in existing restrictions or procedures of the Code based upon Advisers', Fortis Investors, Inc.'s or Fortis Funds' experience with the Code, evolving industry practices, or developments in applicable laws or regulations;

     o contain a certification by an officer of Advisers, Fortis Investors, Inc., and Fortis Funds that each organization adopted procedures reasonably necessary to prevent Access Persons and Investment Persons from violating the Code.

All reports will be kept confidential except as disclosure to the Boards of Directors of Fortis Funds, Advisers, Fortis Investors, Inc., or other appropriate persons as may be reasonably necessary to accomplish the purposes of this Code.

2. Maintenance of Information. The equity and fixed income departments will maintain the pre-clearance request forms for 5 years. The legal department will maintain the following information for 5 years:

     o    a copy of the Code;

     o    a list of Access Persons and Investment Persons;

     o    a copy of the pre-clearance control log;

     o a copy of each annual or quarterly report made by an Access Person or an Investment Person;

     o    a record of each private placement approval and disclosure; and

     o a record of any violation of the Code and any action taken as a result of the violation.

HOW DO WE HANDLE VIOLATIONS OF THE CODE?

1. Violations by Employees and Officers. The legal department will investigate any alleged violation of the Code. In addition, the legal department may request additional information on any trading activity, including activity that does not need to be pre-cleared under the Code or is exempt from reporting under the Code. If the legal department determines that you materially violated the Code, it will report the violation and recommend appropriate sanctions to either (1) the Chief Executive Officer and President of Advisors or (2) the President of Fortis Investors, Inc. who will determine what sanctions to enforce in consultation with the legal department.

2. Violation by Directors, Chief Executive Officer or President. The legal department will investigate any alleged violation of the Code. If the legal department determines that you materially violated the Code, it will report the violation and recommend appropriate sanctions to (1) the Board of Directors of Advisers, (2) the Board of Directors of Fortis Investors, Inc., and/or (3) the Board of Directors of Fortis Funds.

     The Board of Directors will determine appropriate sanctions for the violation. The Board of Directors may delegate its enforcement duties of the Code to a special committee of the Board of Directors comprised of at least three persons. If you are a member of the Board of Directors who is charged with a violation of the Code, you may not serve on the committee or participate in the deliberations of the Board of Directors.

3. Sanctions. Possible sanctions include: monetary penalties, letter of censure, suspension of trading, suspension of employment, reduction in salary or position, termination of employment/officership, removal from the Board of Directors, and/or surrender of profits from the violating trade.

-----------------------
(1) It is intended that this Code of Ethics meet the requirements of Section 17 of the Investment Company Act, Rule 17j-1 thereunder; Section 15(f) of the Securities Exchange Act of 1934, rules and regulations thereunder; Section 204A of the Investment Advisers Act of 1940, rules and regulations thereunder.

(2) Under the Investment Company Act of 1940, requirements imposed on Access Persons, Investment Persons, and Independent Directors shall be based upon such person's "beneficial ownership". Rule 16a-1 of the Securities Exchange Act of 1934 defines "beneficial owner" as:

any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

(i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

     (a) securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;

     (b) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

     (c) a performance-related fee, other than an asset-backed fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

          (1) the performance-related fee, regardless when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

          (2) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance related fee alone shall not represent a pecuniary interest in the securities;

     (d) a person's right to dividends that is separated or separable from the underlying securities;


     (e) a person's interest in securities held by trust;

     (f) a person's right to acquire equity securities through the exercise or conversion of any derivative security whether or not presently exercisable.

(iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

We intend for the section "Who has to comply with the Code?" in the main text of the Code to include every person or entity included in the definition of beneficial owner in Rule 16a-1 of the Securities Exchange Act of 1934. In any situation where there is inconsistency between "Who has to comply with the Code?" and the definition of beneficial owner in Rule 16a-1, the definition in Rule 16a-1 will govern.

EXHIBIT A
FORTIS ADVISERS, INC.

                                      PRECLEARANCE REQUEST
                                               FOR
                                        EQUITY SECURITIES


NAME OF REQUESTER:                        DATE OF REQUEST:
                   ---------------------                   ---------------------
PHONE/EXTENSION:
                -------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              BOUGHT OR
                                                                                              SOLD SAME
                                                                                 PRIVATE     SECURITY IN
                                                                      IPO       PLACEMENT    LAST 60 DAYS*
 NAME OF SECURITY               BUY     SELL         CUSIP          (YES/NO)    (YES/NO)    (PROFIT/LOSS)     APPROVED   DENIED
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

* If you will profit from the proposed sale or purchase, please write "Profit" in the box on this form. If you will suffer a loss from the proposed sale or purchase, please write "Loss" in the box on this form. If you have not bought or sold the same security in the last 60 days, please write N/A.

ALL OTHER RELEVANT INFORMATION THAT SHOULD BE CONSIDERED IN RESPONDING TO YOUR PRECLEARANCE REQUEST:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


APPROVED BY:                              SIGNATURE:
            ----------------------------            ----------------------------
DATE:
     -----------------


DENIED BY:                                SIGNATURE:
          ------------------------------            ----------------------------
DATE:
     -----------------

REASON FOR DENIAL:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE FAX TO SAM TOY (212) 859-5895 BY NOON EASTERN TIME FOR SAME DAY APPROVAL. TO ENSURE SAME DAY APPROVAL, PLEASE CALL HIM AT (212) 859-7143 TO LET HIM KNOW YOU FAXED THE FORM.

EXHIBIT A
FORTIS ADVISERS, INC.

                              PRECLEARANCE REQUEST
                                       FOR
                             FIXED INCOME SECURITIES

NAME OF REQUESTER:                         DATE OF REQUEST:
                  ----------------------                   ---------------------

PHONE/EXTENSION:
                -------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               BOUGHT OR
                                                                                                    SOLD SAME
                                                                             PRIVATE      NEW      SECURITY IN
                                                                            PLACEMENT    ISSUE    LAST 60 DAYS*
     CUSIP           NAME OF ISSUER      COUPON    MATURITY    BUY   SELL    (YES/NO)    (YES/NO)  (PROFIT/LOSS)  APPROVED  DENIED
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

* If you will profit from the proposed sale or purchase, please write "Profit" in the box on this form. If you will suffer a loss from the proposed sale or purchase, please write "Loss" in the box on this form. If you have not bought or sold the same security in the last 60 days, please write N/A.

ALL OTHER RELEVANT INFORMATION THAT SHOULD BE CONSIDERED IN RESPONDING TO YOUR PRECLEARANCE REQUEST:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPROVED BY:                                SIGNATURE:
            -------------------------------           --------------------------

DATE:
      -------------------------------

DENIED BY:                                  SIGNATURE:
          ---------------------------------           --------------------------

DATE:
      -------------------------------


REASON FOR DENIAL:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE FAX TO MAROUN HAYEK OR MICHELLE LAVELLE AT (212) 859-7273 BY NOON EASTERN TIME FOR SAME DAY APPROVAL.

Exhibit B



Date

Broker ABC
Street Address
City, State Zip



Re: John Smith & Mary Smith
    Account No. xxxxxxxxxxxx



In connection with my existing brokerage accounts at your firm noted above, please be advised that the Legal Department of Fortis Advisers, Inc. should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and periodic statements relating to my account.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

                             Sandra Schreur Jones
                             Investment Advisory Attorney
                             Fortis Advisers, Inc.
                             500 Bielenberg Drive, 50-1
                             Woodbury, MN 55125

Thank you for your cooperation in this request.

Sincerely yours,



John Smith & Mary Smith


cc:  Sandra Schreur Jones (651) 739-6771

EXHIBIT C


                                 CODE OF ETHICS
                       ANNUAL CERTIFICATION OF COMPLIANCE


I hereby certify that: (1) I read and understand the Code of Ethics of Fortis Advisers, Inc. and its Affiliates; and (2) I acknowledge that I am subject to the Code's terms and conditions as an __________________________ [Access Person, Investment Person, or Independent Director].

Except as listed below, I hereby certify that: (1) I reported all of my personal securities transactions for the year ______ that are required to be disclosed or reported by the Code; and (2) To the best of my knowledge, I complied with all of the provisions of the Code for the year _____.



------------------------------                   ------------------------------
Date                                                        Signature



                                                 ------------------------------
                                                          Printed name


Please list any exceptions to this certification here:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Please return this certification to Sandra Schreur Jones, Investment Advisory Attorney, Fortis Advisers, Inc., 500 Bielenberg Drive, 5O-1, Woodbury, MN 55125.

EXHIBIT D
PERSONAL SECURITIES HOLDING REPORT


Name (Please print): ____________________________________

------------------------------------------------------------------------------------------------------------------------------------
Name of Security (including interest   # Units, Shares     Market Value       Trading        CUSIP*            Name of Broker
rate and maturity date if applicable)  or Contracts/Par                       Symbol
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

*The CUSIP number does not need to be listed for Fortis Funds.

Signature: ____________________________________        Date:____________________

INSTRUCTIONS:
1. Report all non-exempt securities owned by you, your spouse, your minor children, other persons sharing your household for a period of at least one year, or any entity or person for whom you provide investment advice or make investment decisions. If you do not own any securities reportable under the Code of Ethics, please write "None"
2. Exempted securities from reporting: (a) securities issued or guaranteed by the US government or its agencies or instrumentalities; (b) bankers' acceptances; (c) bank certificate of deposits or time deposits; (d) commercial paper; (e) repurchase agreements; (f) shares of registered open-end investment companies except Fortis Funds; and (g) shares of money market funds. You must report holdings of Fortis Funds except for Fortis Money Fund. If you would like trades in Fortis Funds to be automatically reported for anyone listed under Instruction #1, please provide the appropriate social security numbers or tax identification numbers.
3. Please return this report to Sandra Schreur Jones, Investment Advisory Attorney, Fortis Advisers, Inc., 500 Bielenberg Drive, 5O-1, Woodbury, MN 55125.

EXHIBIT E
QUARTERLY REPORT OF SECURITY TRADES FOR QUARTER ENDED  ______________________

NAME (PLEASE PRINT):
                    ----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Name of Security           Date of       Buy,    # Units,       Market   Trading  CUSIP (required    Executing      IPO?   Private
(including interest rate   Transaction   Sell,   Shares or      Value    Symbol     except for     Broker/Dealer    Y/N   Placement?
and maturity date if                     Etc.    Contracts/Par                    open-end mutual                            Y/N
applicable)                                                                           funds)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


Signature: ____________________________________       Date:____________________
INSTRUCTIONS:
1. Report all non-exempt transactions by you, your spouse, your minor children, other persons sharing your household for a period of at least one year, or any entity or person for whom you provide investment advice or make investment decisions for the quarter ended _______________. If no reportable transactions under the Code of Ethics, please write "None"
2. Exempted securities or transactions from reporting: (a) securities issued or guaranteed by the US government or its agencies or instrumentalities; (b) bankers' acceptances; (c) bank certificate of deposits or time deposits; (d) commercial paper; (e) repurchase agreements; (f) stock splits or dividends;
   (g) shares of registered open-end investment companies (mutual funds) except Fortis Funds; and (h) shares of money market funds.
3. Reportable transactions include gifts of securities and trades in Fortis Funds, except Fortis Money Fund. If you would like trades in Fortis Funds to be automatically reported for anyone listed under Instruction #1, please provide the appropriate social security numbers or tax identification numbers. For changes in percentage allocation to Fortis Funds in your 401(k), use the form "Change in Percentage Allocation to Fortis Funds in 401(k)."
4. Please return this report to Sandra Schreur Jones, Investment Advisory Attorney, Fortis Advisers, Inc., 500 Bielenberg Drive, 5O-1, Woodbury, MN 55125.

EXHIBIT F
Authorization Request to Open New Account


Date:
     ------------------------


VIA FAX: (651) 738-5262
To:     FORTIS INVESTORS, COMPLIANCE DEPARTMENT


I am a Registered Representative with Fortis Investors, Inc. requesting authorization to open a securities account with another broker/dealer or financial institution. I have already notified the other broker/dealer or financial institution that I am a Registered Representative of Fortis Investors, Inc. I understand that Fortis Investors, Inc. is required to approve and supervise the activities of its Registered Representatives and their individual securities accounts. Please provide me with authorization to open an outside securities account.

Below is informaiton regarding my new account. I UNDERSTAND THAT I DO NOT NEED TO SUBMIT AN AUTHORIZATION REQUEST FOR ACCOUNTS WITH ONLY MUTUAL FUNDS OR LIFE INSURANCE CONTRACTS.


Name and Address of Broker/Dealer or Financial Institution:

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

Account Number if known:
                        -------------------------------------------------------

Name and Phone Number of Contact person if known:
                                                 ------------------------------

If you have any questions regarding my authorization request, please call me at:

-------------------------------------------.

Sincerely,


Name:
     ---------------------------------------

Fortis Company/Department:
                          ---------------------------------------